                                   Exhibit 4.1

                        THE COMMONWEALTH OF MASSACHUSETTS

_________                   MICHAEL JOSEPH CONNOLLY     FEDERAL IDENTIFICATION
Examiner                                                NO. 01-2889151
                                                           -------------------


                               Secretary of State
                     ONE ASHBURTON PLACE, BOSTON, MASS.02108
                        RESTATED ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.


                                   ----------

We,  Frank A. Ingari                               , President and
     M.Elizabeth Potthoff                          , Clerk of


                                Shiva Corporation
- --------------------------------------------------------------------------------
                              (Name of Corporation)

located at 63 Third Avenue, Burlington, MA 01803
           ---------------------------------------------------------------------

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on October 21, 1994, by vote of

  5,018,548  shares of     Common          out of 5,732,315  shares outstanding,
  ---------            ------------------         ---------
                        (Class of Stock)

  1,932,464  shares of  Class A Preferred  out of 1,932,464  shares outstanding,
  ---------            ------------------         ---------
                        (Class of Stock)

    703,608 shares of   Class B Preferred  out of   703,608  shares outstanding,
  ---------            ------------------         ---------
                        (Class of Stock)

 (*See Continuation Page.)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1.  The name by which the corporation shall be known is: Shiva Corporation

     2.  The purposes for which the corporation is formed are as follows:

C   /  /        To develop, manufacture and sell computer hardware and software
P   /  /        and to do any and all acts and things permitted to be done by
M   /  /        business corporations under the provisions of Chapter 156B,
RA  /  /        as amended, of the General Business Laws of Massachusetts.


- ---------
P.C.
       Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                  WITHOUT PAR VALUE                     WITH PAR VALUE
                  -----------------                     --------------
CLASS OF STOCK    NUMBER OF SHARES          NUMBER OF SHARES       PAR VALUE
- --------------    ----------------          ----------------       ---------

Preferred              -----                   1,000,000             $.01
Common                 -----                  25,000,000             $.01



     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

           See Continuation Pages which are attached hereto and incorporated herein by reference.


     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

           None.


     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

           See Continuation Pages which are attached hereto and incorporated herein by reference.




* If there are no such provisions, state "None".

                                SHIVA CORPORATION
                        Restated Articles of Organization
                        ---------------------------------

                                Continuation Page
                                -----------------

   2,140,126 shares of  Class C Preferred out of 2,140,126  shares outstanding,
   ---------            -----------------        ---------

   1,000,000 shares of  Class D Preferred out of 1,000,000  shares outstanding.
   ---------            -----------------        ---------

                                SHIVA CORPORATION
                        Restated Articles of Organization
                        ---------------------------------

                                    ARTICLE 4
                                    ---------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of the following classes of stock: (A) 25,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (B) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

     The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of each class of authorized capital stock of the Corporation are as follows:

A.   COMMON STOCK
     ------------

     1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law or the provisions of these Restated Articles, or by the Board of Directors pursuant to authority granted in these Restated Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.


                             CONTINUATION SHEET 4.1

B.   UNDESIGNATED PREFERRED STOCK
     ----------------------------

     Up to 1,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

     (1) The distinctive designation of such series and the number of shares to constitute such series;

     (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

     (3) The right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

     (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (5) The terms and conditions, if any, upon which shares of such series shall be convertible, into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;


                             CONTINUATION SHEET 4.2

     (6) The obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

     (7) Voting rights, if any;

     (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

     (9) Such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Restated Articles.












                             CONTINUATION SHEET 4.3

                                SHIVA CORPORATION
                        Restated Articles of Organization
                        ---------------------------------

                                    ARTICLE 6
                                    ---------

     1. The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or appeal.

     2. Meetings of the stockholders of the Corporation may be held anywhere in the United States.

     3. The directors of the Corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     4. The whole or any part of the authorized but unissued shares of capital stock of the Corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

     5. The Corporation may become a partner in any business.

     6. The Corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to its Restated











                             CONTINUATION SHEET 6.1

Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the Corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors.

























                             CONTINUATION SHEET 6.2

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 3, 4 and 6
                                                                ---------------

     (*If there are no such amendments, state "None".)

                   Briefly describe amendments in space below:

     Article 2:  Restate purpose clause.
     ---------

     Article 3:  Increase the number of authorized shares of Common Stock
     ---------    from 20,000,000 shares to 25,000,000 shares and decrease the number of authorized shares of Preferred Stock from 6,000,000 shares to 1,000,000 shares.

     Article 4:  Delete all provisions relating to Class A, Class B, Class C
     ---------    and Class D Preferred Stock by restating Article 4 in its
                  entirety.

     Article 6:  Restate Article 6 in its entirety.
     ---------



















IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of November in the year 1994.

   /s/ Frank A. Ingari                                            President
 ---------------------------------------------------------------

  /s/ M. Elizabeth Potthoff                                       Clerk
 ---------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


               I hereby approve the within restated articles of organization and, the filing fee in the amount of $600.00 having been paid, said articles are deemed to have been filed with me this 25th day of November, 1994.


                                         MICHAEL JOSEPH CONNOLLY
                                           Secretary of State








                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT


          TO:  Debra A. Buxbaum,Esquire
               ------------------------------------
               Testa, Hurwitz & Thibeault
               ------------------------------------
               53 State Street
               ------------------------------------
               Boston, MA 02109
               ------------------------------------
          Telephone  (617) 248-7000
                     ------------------------------



                                                               COPY MAILED

                        THE COMMONWEALTH OF MASSACHUSETTS

___________                  WILLIAM FRANCIS GALVIN       FEDERAL IDENTIFICATION
Examiner                  Secretary of the Commonwealth   NO. 04-2889151
                                                              ------------------



                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING

                          A SERIES OF A CLASS OF STOCK

                     GENERAL LAWS, CHAPTER 156B, SECTION 26









                                   ----------

    We,  Cynthia Deysher          , Vice President - Finance, and Administration
         M. Elizabeth Potthoff    , Clerk


                                Shiva Corporation
- --------------------------------------------------------------------------------
                              (Name of Corporation)

located at  63 Third Avenue, Burlington, MA 01803
            --------------------------------------------------------------------

do hereby certify that at a meeting of the directors of the corporation held on September 20, 1995, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:


VOTED: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the provisions of the Restated Articles of Organization of the Corporation, the proper officers of the Corporation are authorized to file with the Secretary of the Commonwealth of Massachusetts a Certificate of Vote of Directors establishing a series of shares of Preferred Stock, $.01 par value per share, and that of the 1,000,000 authorized and unissued shares of Preferred Stock, $.01 par value per share, 300,000 shares are hereby designated as Series A Junior Participating Preferred Stock, the relative rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon such series of shares to be as follows:

- ----------
P.C.
    NOTE: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8 1/2 x 11". Only one side should be used.

     [Continuation Pages Of Certificate Of Vote Of Directors establishing a series of Preferred Stock designated Series A Junior Participating
                                Preferred Stock]


     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

     Section 2. Dividends and Distributions.
                ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, $.01 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Junior Participating Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination of consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, by law, or in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency (herein called a "preferred dividend default") shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. Upon the occurrence of a preferred dividend default, the Board of Directors shall take such action as may be necessary, including without limitation amending the Corporation's bylaws, to increase the number of directors of the Corporation by two and all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors until the full dividends accumulated on all outstanding shares of the Series A Junior Participating Preferred Stock shall have been declared and paid in full.

               (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

               (iii) Upon the occurrence of a preferred dividend default, the Board of Directors shall within twenty (20) Business Days after such default amend the Corporation's bylaws to make provision for the election of directors consistent with the provisions of this Section 3 and call a special meeting of the holders of shares of the Series A Junior Participating Preferred Stock and all other holders of Preferred Stock who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by this Section 3. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) additional Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors shall be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as was provided for in the Corporation's bylaws prior to any increase made pursuant to the provisions of paragraph (C)(i) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Organization or bylaws).

          (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.
                --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by vote or votes of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (D) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the

Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. AMENDMENT. The Restated Articles of Organization of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

     Section 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 28th day of September in the year 1995.

  /s/ Cynthia M. Deysher                               Vice President Finance
- -----------------------------------------------------  and Administration

  /s/ M. Elizabeth Potthoff                            Clerk
- -----------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS



                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING

                          A SERIES OF A CLASS OF STOCK

                    (General Laws, Chapter 156B, Section 26)


                    I hereby approve the within certificate and, the
               filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 29th day of September, 1995



                                              WILLIAM FRANCIS GALVIN
                                              Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION

                      PHOTO COPY OF CERTIFICATE TO BE SENT


          TO:  Debra A. Buxbaum, Esquire
               ---------------------------------------------
               Testa, Hurwitz & Thibeault, LLP
               ---------------------------------------------
               High Street Tower, 125 High Street
               ---------------------------------------------
               Boston, MA 02110
               ---------------------------------------------
          Telephone (617) 248-7000
                    ----------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

________  OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE  FEDERAL IDENTIFICATION
Examiner           MICHAEL J. CONNOLLY, SECRETARY         NO. 04-2889151
                                                              ----------------
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                              ARTICLES OF AMENDMENT


                     GENERAL LAWS, CHAPTER 156B, SECTION 72

     We,  Cynthia M. Deysher                             , Vice President, and
          M. Elizabeth Potthoff                          , Clerk


                                Shiva Corporation
- --------------------------------------------------------------------------------
                              (Name of Corporation)

located at   63 Third Avenue, Burlington, MA 01803
             -------------------------------------------------------------------

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles
NUMBERED: 3, 4

- --------------------------------------------------------------------------------
       (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on November 30, 1995, by vote of:

   8,509,297 shares of   Common Stock   out of  12,265,207   shares outstanding,
   ---------           ----------------        ------------
                  type, class & series, (if any)

             shares of                  out of              shares outstanding,
   ---------           ----------------        ------------
   and
                  type, class & series, (if any)

             shares of                  out of               shares outstanding,
   ---------           ----------------        ------------
                  type, class & series, (if any)

CROSS OUT      being at least a majority of each type, class or series
INAPPLICABLE   outstanding and entitled to vote thereon: -(1)
CLAUSE

C   / /
P   / /
M   / /   (1) For amendments adopted pursuant to Chapter 156B, Section 70.
RA  / /   (2) For amendments adopted pursuant to Chapter 156B, Section 71.

- -------   Note: If the space provided under any Amendment or item on this form
P.C.      is insufficient, additions shall be set forth on separate
          8 1/2 x 11 sheets of paper leaving a left hand margin of at least
          1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
- ----------------------------            ----------------------------------------
TYPE     NUMBER OF SHARES               TYPE      NUMBER OF SHARES   PAR VALUE
- ----------------------------            ----------------------------------------
Common:                                 Common:      25,000,000          $.01
- ----------------------------            ----------------------------------------
Preferred:                              Preferred:    1,000,000          $.01
- ----------------------------            ----------------------------------------


CHANGE the total authorized to:



WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
- ----------------------------            ----------------------------------------
TYPE     NUMBER OF SHARES               TYPE      NUMBER OF SHARES   PAR VALUE
- ----------------------------            ----------------------------------------
Common:                                 Common:      50,000,000          $.01
- ----------------------------            ----------------------------------------
Preferred:                              Preferred:    1,000,000          $.01
- ----------------------------            ----------------------------------------


ARTICLE 4:

     The first paragraph of Article 4 is hereby amended by deleting it in its entirety and replacing such first paragraph with the following:

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of the following classes of stock: (A) 50,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (B) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
        N/A
- ----------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 30th day of November, in the year 1995.

/s/ Cynthia M. Deysher                                  Vice President
- --------------------------------------------------------
    Cynthia M. Deysher


/s/ M. Elizabeth Potthoff                               Clerk
- --------------------------------------------------------
    M. Elizabeth Potthoff

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72


               ====================================================

                    I hereby approve the within articles of
               amendment and, the filing fee in the amount of $____________having been paid, said articles are deemed to have been filed with me this ____ day of
               ______________, 199__.



                                             MICHAEL JOSEPH CONNOLLY
                                             Secretary of State








                         TO BE FILLED IN BY CORPORATION

                 PHOTO COPY OF ARTICLES OF AMENDMENT TO BE SENT

          TO:  Linda DeRenzo, Esquire
               ------------------------------------------------
               Testa, Hurwitz & Thibeault
               ------------------------------------------------
               High Street Tower, 125 High Street
               ------------------------------------------------
               Boston, MA  02110
               ------------------------------------------------
          Telephone (617) 248-7000
                    -------------------------------------------

                                                         FEDERAL IDENTIFICATION
                                                         NO.  04-2889151

Examiner                THE COMMONWEALTH OF MASSACHUSETTS
- --------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT

- --------            (General Laws, Chapter 156B, Section 72)
Name
Approved

           We,   Cynthia M. Deysher                          ,  Vice President,

           and   M. Elizabeth Potthoff                       ,  Clerk

           of    Shiva Corporation
                 ---------------------------------------------------------------
                               (Exact name of Corporation)

           located at  28 Crosby Drive, Bedford, MA 01730
                       ---------------------------------------------------------
                           (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

                                      3 & 4
          ----------------------------------------------------------------------
              (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

          of the Articles of Organization were duly adopted at a meeting held on May 15, 1996, by vote of:

        9,528,702* shares of Common Stock out of 13,840,496* shares outstanding,
        ---------            ------------        -----------
                           (type, class & series, if any)

                   shares of              out of             shares outstanding,
        ---------            ------------        -----------
          and              (type, class & series, if any)

                   shares of             out of              shares outstanding,
        ---------            ------------        -----------
                           (type, class & series, if any)

C    / /
P    / /
M    / /   (1) being at least a majority of each type, class or series
R.A. / /       outstanding and entitled to vote thereon:


           (1) For amendments adopted pursuant to Chapter 156B, Section 70.
           (2) For amendments adopted pursuant to Chapter 156B, Section 71.

- ---------  NOTE: IF THE SPACE PROVIDED UNDER ANY AMENDMENT OR ITEM ON THIS FORM
P.C. IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER LEAVING A LEFT HAND MARGIN OF AT LEAST 1 INCH FOR BINDING. ADDITIONS TO MORE THAN ONE AMENDMENT MAY BE CONTINUED ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH SUCH ADDITION IS CLEARLY INDICATED.

           * These numbers have not been adjusted to give effect to a two-for-one stock split in the form of a 100% stock dividend paid on April 22, 1996 to the stockholders of record on April 12, 1996.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
- ----------------------------            ----------------------------------------
TYPE     NUMBER OF SHARES               TYPE      NUMBER OF SHARES   PAR VALUE
- ----------------------------            ----------------------------------------
Common:                                 Common:      50,000,000          $.01
- ----------------------------            ----------------------------------------
Preferred:                              Preferred:    1,000,000          $.01
- ----------------------------            ----------------------------------------


CHANGE the total authorized to:



WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
- ----------------------------            ----------------------------------------
TYPE     NUMBER OF SHARES               TYPE      NUMBER OF SHARES   PAR VALUE
- ----------------------------            ----------------------------------------
Common:                                 Common:     100,000,000          $.01
- ----------------------------            ----------------------------------------
Preferred:                              Preferred:    1,000,000          $.01
- ----------------------------            ----------------------------------------


ARTICLE 4:

     The first paragraph of Article 4 is hereby amended by deleting it in its entirety and replacing such first paragraph with the following:

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of the following classes of stock: (A) 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (B) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

LATER EFFECTIVE DATE:                        N/A                    .
                     ------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 15th day of May, 1996.

/s/ Cynthia M. Deysher                                           Vice President,
- ----------------------------------------------------------------
    Cynthia M. Deysher

/s/ M. Elizabeth Potthoff                                        Clerk
- ----------------------------------------------------------------
    M. Elizabeth Potthoff

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT

                     (GENERAL LAWS, CHAPTER 156B, SECTION 72)


               ====================================================

                    I hereby approve the within Articles of
               Amendment and, the filing fee in the amount of $____________having been paid, said articles are deemed to have been filed with me this ____ day of ______________, 199__.





               Effective date:
                              ---------------------------------------


                                             WILLIAM FRANCIS GALVIN
                                             Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:

               Edward D. Freedman, Esquire
               ------------------------------------------------
               Testa, Hurwitz & Thibeault, LLP
               ------------------------------------------------
               High Street Tower, 125 High Street
               ------------------------------------------------
               Boston, MA  02110
               ------------------------------------------------
               (617) 248-7000
               ------------------------------------------------

                                  Exhibit 5.1